Exhibit 23.10

Golder Associates Ltd.

March 24, 2022

To:	Seabridge Gold Inc.
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)
Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update, NI 43-101 Technical Report dated November 9, 2020 but with an effective date of April 30, 2020 (collectively, the “Report”)

In connection with the Company’s Annual Report on Form 40-F (the “40-F”), to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, J Ross D. Hammett, Ph.D., P.Eng., on behalf of myself and Golder Associates Ltd., hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the 40-F;

2.	consent to the use of my name and references to my name in the 40-F, where used or referenced in the 40-F.;

Yours truly,

/s/ Ross D. Hammett
Ross D. Hammett, Ph.D., P.Eng.